FOR IMMEDIATE RELEASE Contact: Laura Lee Stewart, President & CEO Laurie.stewart@soundcb.com Telephone: 800-458-5585 Ext 306

SOUND FINANCIAL, INC. ANNOUNCES FIRST QUARTER DIVIDEND
ADMINISTRATIVE OFFICES 2005 Fifth Avenue 2nd Floor Seattle, WA 98121 800-458-5585 MAILING ADDRESS P.O. Box 34155 Seattle, WA 98124

Sound Financial Inc (OTCBB:SNFL) the holding company for Sound Community Bank today announced its first quarterly dividend of 4 cents per share.

The cash dividend is payable on July 25th to shareholders of record as of July 15th.  This represents the first quarterly dividend paid by Sound Financial Inc since its initial public offering in January 2008.

Sound Financial Inc is headquartered in Seattle Washington and operates five full-service retail offices in Clallam, King, Pierce and Snohomish counties in Washington through Sound Community Bank, its wholly-owned subsidiary.